UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	47-1436295 (I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry Into a Material Definitive Agreement.

The information discussed under Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Property Acquisition

On April 29, 2019 (the “Closing Date”), Moody National REIT II, Inc. (the “Company”) assigned to Moody National Kirby-Houston Holding, LLC, a wholly-owned subsidiary of the Company (“Houston Holding”), all of the Company’s rights to and interests in an Agreement of Purchase and Sale (the “Purchase Agreement”), by and between the Company and RI II MC-HOU, LLC, an affiliate of the Company (the “Seller”), for the acquisition of a hotel property located in Houston, Texas commonly known as the Residence Inn by Marriott Houston Medical Center / NRG Park (the “Medical Center Property”).

On the Closing Date, Houston Holding acquired fee simple title to the Medical Center Property from the Seller for an aggregate purchase price, excluding acquisition costs, of approximately $52,000,000, inclusive of (i) Houston Holding’s assumption as of the Closing Date of an existing mortgage loan from American National Insurance Company (the “Lender”), secured by the Medical Center Property, with an outstanding balance as of the Closing Date of approximately $28,180,000 (the “Existing Loan”), and (ii) financing from the Seller in the amount of $22,550,000 (the “Seller Loan”). See Item 2.03 of this Current Report on Form 8-K for an additional discussion of the Existing Loan and the Seller Loan. In connection with the acquisition of the Medical Center Property, the Company’s advisor earned an aggregate acquisition fee of $2,002,000 (inclusive of a $1,222,000 contingent acquisition fee paid to reimburse the advisor for upfront selling commissions and dealer manager fees paid by the advisor) and a financing coordination fee of $290,000.

The Medical Center Property is a select-service hotel consisting of 182 guest rooms with a four and a half story parking garage.

Leasing and Management of the Property

Houston Holding leases the Medical Center Property to Moody National Kirby-Houston MT, LLC (the “Master Tenant”), an indirect, wholly-owned subsidiary of Moody National Operating Partnership II, LP, the Company’s operating partnership (“Moody OP”), pursuant to a Hotel Lease Agreement between Houston Holding and the Master Tenant (the “Hotel Lease”). The Hotel Lease provides for a ten-year lease term; provided, however, that Houston Holding may terminate the Hotel Lease upon 45 days prior written notice to the Master Tenant in the event that Houston Holding contracts to sell the Medical Center Property to a non-affiliated entity, effective upon the consummation of such a sale of the Medical Center Property. Pursuant to the Hotel Lease, the Master Tenant will pay an annual base rent of $4,400,000 per year for the first five years of the term of the Hotel Lease. The annual base rent paid by the Master Tenant will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term. In addition, the Master Tenant will pay an annual percentage rent, to the extent that such percentage rent is greater than the base rent due for such period, in an amount equal to (1) a percentage of the Medical Center Property’s gross revenues for the previous year (as set forth in the Hotel Lease), minus (2) the amount of the annual base rent paid for the previous year. The annual percentage rent will be adjusted as set forth in the Hotel Lease beginning in year six of the lease term.

Moody National Hospitality Management, LLC, an affiliate of the Company (the “Property Manager”), manages the Medical Center Property pursuant to a Hotel Management Agreement between the Property Manager and the Master Tenant (the “Management Agreement”), which Management Agreement was assigned to Master Tenant by Seller on the Closing Date. Pursuant to the Management Agreement, the Master Tenant pays the Property Manager a monthly base management fee in an amount equal to 4.0% of the Medical Center Property’s gross operating revenues (as defined in the Management Agreement) for the previous month. Each month during the term of the Management Agreement and for one month following the termination of the Management Agreement, the Property Manager will also receive a $2,500 fee for providing centralized accounting services, which accounting services fee will be subject to annual increases based upon increases in the consumer price index. In addition, the Property Manager will receive a monthly revenue management services fee of $1,200. The Property Manager will also be eligible to receive additional fees for technical, procurement or other services provided by the Property Manager at the request of the Master Tenant. The Management Agreement has an initial ten-year term, and thereafter will automatically renew for four consecutive five-year terms unless the Property Manager or the Master Tenant provides written notice of termination at least 180 days prior to the end of the then-current term.

The foregoing descriptions of the terms of the Purchase Agreement, the Hotel Lease and the Management Agreement are subject to, and qualified in their entirety by, the terms of the Purchase Agreement, the Hotel Lease and the Management Agreement, copies of which are filed herewith as Exhibit 10.1, 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Existing Loan

On the Closing Date, pursuant to an Assignment and Assumption Agreement, Houston Holding assumed all of the Seller’s rights, duties and obligations under and with respect to the Existing Loan and all loan documents associated therewith, including, without limitation, (i) a Promissory Note, dated September 13, 2017, in the original principal amount of $29,100,000, evidencing the Existing Loan and payable to the Lender (the “Note”), (ii) the Construction Loan Agreement, dated September 13, 2017, between the Seller and the Lender (the “Loan Agreement”), and (iii) the Deed of Trust, Security Agreement and Financing Statement, dated September 13, 2017, for the benefit of Lender, securing payment of the Note (the “Deed of Trust”).

The Existing Loan bears interest at a rate of 5% per annum. Payments of interest only will be due on the Existing Loan on a monthly basis through October 1, 2019, and thereafter equal monthly payments of principal and interest in the amount of $170,115.70 will be due. Upon and during any event of default by Houston Holdings under the Note, the Loan Agreement or any other loan document relating to the Existing Loan, the Existing Loan will bear interest at a rate per annum equal to the lesser of the maximum rate permitted by applicable law and 17%. The entire outstanding principal balance of the Existing Loan and all accrued interest thereon and all other amounts payable under the Note is due and payable in full on October 1, 2014. Houston Holding may not prepay the Existing Loan, in whole or in part, prior to November 1, 2021. Thereafter, upon at least 30 but not more than 90 days prior written notice to the Lender, Houston Holding may prepay the outstanding principle balance, plus all accrued interest and other amounts due, in full (but not in part), provided that such prepayment will be subject to certain additional prepayment fees as set forth in the Note.

The Note provides for customary events of default, including failure by Houston Holding to pay when due and payable any amounts payable under the terms of the Note. Upon any event of default by Houston Holding, Lender may accelerate the maturity date of the Loan and declare the entire unpaid principal balance of the Existing Loan and all accrued and unpaid interest thereon due and payable in full immediately, and exercise any other rights available to it under law or equity.

The performance of the obligations of Houston Holding under the Existing Loan is secured by, among other things, a security interest in the Medical Center Property and other collateral granted to the Lender pursuant to the Deed of Trust. Pursuant to payment and completion guaranties in favor of the Lender, Brett C. Moody has agreed to irrevocably and unconditionally guarantee the prompt and unconditional payment to the Lender and its successors and assigns of all obligations and liabilities of Houston Holding for which Houston Holding may be personally liable with respect to the Existing Loan.

The foregoing descriptions of the terms of the Assignment and Assumption Agreement, the Note, the Loan Agreement and the Deed of Trust are subject to, and qualified in their entirety by, the terms of the Assignment and Assumption Agreement, the Note, the Loan Agreement and the Deed of Trust, copies of which are filed herewith as Exhibit 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated by reference herein.

Seller Loan

On the Closing Date, Moody OP issued a promissory note payable to Seller in the original principal amount of $22,550,000, evidencing the Seller Loan (the “Seller Note”). The Seller Loan bears interest at a rate per annum equal to the lesser of the maximum rate permitted by applicable law and 3%. Any amounts payable under the Seller Note which are not paid by Moody OP when due will bear interest at a past due rate equal to the lesser of the maximum rate permitted by applicable law and 18%. On the Closing Date, Moody OP made a principal payment of $7,824,082, and beginning on May 15, 2019 and ending on October 15, 2019, Moody OP will make a monthly principal payment of $2,000,000. The entire outstanding principal balance of the Seller Loan, together with all accrued interest thereon and all other amounts payable under the Seller Note, is due and payable in full on December 15, 2019. If Moody OP fails to make when due any payment under the Seller Note, Moody OP will pay to Seller on demand a late fee equal to 5% of the amount of such payment. Upon at least five days prior written notice to the Seller, Moody OP may prepay the outstanding principle balance, plus all accrued interest and other amounts due, in whole or in part, without penalty.

The Seller Note provides for customary events of default, including failure by Moody OP to pay when due and payable any amounts payable under the terms of the Seller Note. Upon any event of default by the Moody OP, Seller may accelerate the maturity date of the Seller Loan and declare the entire unpaid principal balance of the Seller Loan and all accrued and unpaid interest thereon due and payable in full immediately, and exercise any other rights available to it under law or equity.

The foregoing descriptions of the terms of the Seller Note is subject to, and qualified in its entirety by, the terms of the Seller Note, a copy of which is filed herewith as Exhibit 10.10, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements.

It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report on Form 8-K could have been timely filed.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement of Purchase and Sale, effective as of March 29, 2019, by and among Moody National REIT II, Inc. and RI II MC-HOU, LLC

10.2	Assignment and Assumption of Agreement and Purchase of Sale, dated April 29, 2019, by and between Moody National REIT II, Inc. and Moody National Kirby-Houston Holding, LLC

10.3	Hotel Lease Agreement, dated April 29, 2019 by and between Moody National Kirby-Houston Holding, LLC and Moody National Kirby-Houston MT, LLC

10.4	Hotel Management Agreement, dated February 20, 2019, by and between RI II MC-HOU, LLC and Moody National Hospitality Management, LLC

10.5	Assignment and Assumption of Hotel Management Agreement, dated April 29, 2019, by and between RI II MC-HOU, LLC and Moody National Kirby-Houston MT, LLC

10.6	Assignment and Assumption Agreement, dated April 29, 2019, by and among RI II MC-HOU, LLC, Moody National Kirby-Houston Holding, LLC, Brett C. Moody, Moody National Kirby-Houston MT, LLC, and American National Insurance Company

10.7	Promissory Note, dated September 13, 2017, by RI II MC-HOU, LLC in favor of American National Insurance Company

10.8	Construction Loan Agreement, dated September 13, 2017, by and between RI II MC-HOU, LLC and American National Insurance Company

10.9	Deed of Trust, Security Agreement and Financing Statement, dated September 13, 2017, by RI II MC-HOU, LLC for the benefit of American National Insurance Company

10.10	Promissory Note, dated April 29, 2019, by Moody National Operating Partnership II, LP in favor of RI IIMC-HOU, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2019	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President